Exhibit 10.37

FY2006 Bonus Plan

100% Financial – Senior Management

PLAN OBJECTIVES

ProQuest Company’s discretionary FY2006 100% Financial Bonus Plan (the “Plan”) provides eligible participants with the opportunity to share directly in the financial success of the Company through a cash bonus. This cash bonus is based on achieving the financial performance goal set forth in the attachment. Achieving these annual performance goals is valued and rewarded because they:

•	Support the ProQuest Company Strategic Roadmap.

•	Provide a strong link between compensation and company performance.

•	Enhance ProQuest Company’s ability to attract and retain high-quality leaders.

•	Reward each participant’s contribution to business success.

PARTICIPATION

The Plan is effective for the 2006 fiscal year beginning January 1, 2006 and ending December 30, 2006. Participants in this Plan are senior level management in positions that significantly and directly impact the performance of the business as a whole for 2006. Participation in the Plan precludes participation in any other annual incentive plan (e.g., Sales Incentive and Employee Gain Sharing plans). Individuals starting on or after October 1, 2006 will not be eligible to participate until the following plan year (2007). Participants who do join during the plan year prior to October 1, 2006, will be prorated unless otherwise agreed upon, in writing, between the Participant and the Company.

PAYMENT

Each participant is designated a target incentive reward, expressed as a percentage of their eligible earnings. Eligible earnings is defined as base salary earned and paid during the plan year; it does not include short- or long-term disability benefits, severance, retirement benefits, stock options or other non-salary payments. The target incentive reward opportunity established for each participant will vary based upon the scope of the position, role and responsibility.

The Compensation Committee of ProQuest Company (the “Committee”) will determine in its sole discretion the payments to be made under this Plan. This determination shall be made after considering the extent to which performance goals have been achieved and, as deemed appropriate, individual performance and other relevant factors. Goals will be evaluated on a scale ranging from 20% - 200% payment. The Participant will not be entitled to a bonus payment for the 2006 fiscal year if financial achievement does not meet the minimum threshold level of performance for 2006.

The overall financial achievement result for the organization is applied against the Participant’s target bonus to determine the reward, subject to discretion, as deemed appropriate, by the Committee.

Associate	Eligible Earnings	Target Bonus%	Target Bonus	Financial Co/Div/SBU Achievement	Final Reward
John	$75,000	15%	$11,250	105%	$11,813

Payments under the Plan will be made as soon as reasonably practicable. Payment is anticipated to be made before March 15, 2007, but payment in no event will be made after 2007. The Company has the right to withhold from any bonus compensation paid under this Plan all applicable taxes, as required by law, and deductions.

The Participant must be employed by ProQuest Company through the last day of the fiscal year to receive any 2006 bonus reward. If the Participant voluntarily terminates employment prior to the last day of the fiscal year, he/she is not eligible for an incentive reward under this Plan. However, bonus compensation under this Plan may be paid on a pro-rata basis if the Participant terminates employment before year-end due to retirement after attaining 55 years of age and 7 years of service, permanent and/or total disability (as defined under ProQuest Company’s long-term disability plan), or death. Bonuses may also be paid pro-rata in cases of involuntary termination if the Participant qualifies for payments under the ProQuest Company Separation Benefits policy or terms of an employment agreement (including but not limited to signing of a release in a form satisfactory to ProQuest Company). Pro-rata payments will be made based on full-year results using the evaluation method described above and paid at the same time other fiscal 2006 bonuses, if any, are paid.

Special rules apply in lieu of the rules described above if the Committee determines in its sole discretion that there has been a change in the ownership or control of ProQuest Company or one of its operating business units that employs the Participant. If applicable, pro-rata payments will be made based on performance against plan year-to-date achievement. Payment will be made promptly in connection with any such transaction. A Participant who is entitled to a pro-rata payment due to a qualifying termination of employment as described above will instead receive payment under this paragraph with the pro-rata amount being based on his/her actual number of days of employment with ProQuest Company and its subsidiaries during 2006.

A Participant transferring to another position within the Company or one of its affiliates before August 1 will have his/her incentive reward evaluated based on the new position’s objectives and results. A Participant transferring after August 1 will have his/her reward evaluated based on the old position’s objectives and results, or on a blended approach. The hiring manager for the new position should clarify the approach upon hire.

PLAN ADMINISTRATION

The Plan is administered by the Committee. Participants may not rely on any written or oral statement regarding this Plan by anyone other than by the Committee, ProQuest Company’s Chief Executive Officer or its Senior Vice President of Human Resources. The Company reserves the right to modify or terminate this Plan for business or economic reasons, without obligation or liability of any nature, at any time. All interpretations and decisions regarding payments under the Plan shall be made by the Committee in its sole discretion and all decisions of the Committee shall be final.

A Participant’s eligibility for discretionary compensation under this Plan is subject to compliance with all Company policies.

CLAIMS

Any dispute or claim under this Plan must be made in writing to ProQuest Company’s Senior Vice President of Human Resources, within 30 days after the earlier of: (1) the date the Participant is notified of the decision to pay or not pay compensation under the Plan, or (2) the date the Participant becomes aware of any questions, dispute or claim. Any objection, dispute, or claim not made at this time will be deemed to have been waived.

EMPLOYMENT AT WILL

A Participant’s employment with the Company is “at will” and this Plan should not be construed as a guarantee of employment or of the right to be retained in the service of the Company.

Exhibit 10.37

2006 Corporate Bonus Scales

Senior Mgmt

		2006 Targets (000s)
Division/ Measures	2006 Weight	20%	50%	75%	85%	100%	125%	150%	200%
Corporate Operating Plan (30% weight)
Revenue	20%	531,316	557,356	580,683	594,139	604,446	614,718	624,991	636,537
EBIT
(excl rstmt &option exp)	40%	40,392	48,473	56,087	62,712	73,422	78,337	83,251	91,958
Cash Flow
(excl rstmt &option exp)	40%	9,580	17,240	23,023	28,223	39,986	43,752	47,517	53,814

	100%

Notes:

The Corporate Bonus is based on a framework with three elements including performance against operating plan (30%), waiver compliance (35%) and strategic execution on divestiture/recapitalization success (35%). The Committee retains complete discretion to determine if any award should be paid in the event that certain conditions occur.

EBIT 20% payout level must be achieved before any payouts are earned on this component, including payouts on Revenue and Cash Flow.

EBIT 75% payout level must be achieved to earn payouts of 75% or greater on this component, including payouts on Revenue and Cash Flow.

EBIT 150% payout level must be achieved to earn payouts of 150% or greater on this component,

including payouts on Revenue and Cash Flow

3

Exhibit 10.37

Information and Learning

FY2006 Bonus Plan

Skip Prichard

PLAN OBJECTIVES

ProQuest Information & Learning’s discretionary FY2006 Bonus Plan (the “Plan”) provides eligible participants with the opportunity to share directly in the financial success of the Division through a cash bonus. This cash bonus is based on achieving the financial performance goal set forth in the attachment. Achieving these annual performance goals is valued and rewarded because they:

•	Support the ProQuest Information & Learning (I&L) Strategic Roadmap.

•	Provide a strong link between compensation and organization high-quality leaders.

•	Reward each participant’s contribution to business success.

PARTICIPATION

The Plan is effective for the 2006 fiscal year beginning January 1, 2006 and ending December 30, 2006. Participants in this Plan are senior level management in positions that significantly and directly impact the performance of the business as a whole for 2006. Participation in the Plan precludes participation in any other annual incentive plan (e.g., Sales Incentive and Employee Gain Sharing plans). Individuals starting on or after October 1, 2006 will not be eligible to participate until the following plan year (2007). Participants who do join during the plan year prior to October 1, 2006, will be prorated unless otherwise agreed upon, in writing, between the Participant and ProQuest I&L.

PAYMENT

Each participant is designated a target incentive reward, expressed as a percentage of their eligible earnings. Eligible earnings is defined as base salary earned and paid during the plan year; it does not include short- or long-term disability benefits, severance, retirement benefits, stock options or other non-salary payments. The target incentive reward opportunity established for each participant will vary based upon the scope of the position, role and responsibility.

The Compensation Committee of ProQuest Company (the “Committee”) will determine in its sole discretion the payments to be made under this Plan. This determination shall be made after considering the extent to which performance goals have been achieved and, as deemed appropriate, individual performance and other relevant factors. Goals will be evaluated on a scale ranging from 20% - 200% payment. See scales attachment for further details.

The overall financial achievement result for the organization is applied against the Participant’s target bonus to determine the reward, subject to discretion, as deemed appropriate, by the Committee.

Associate	Eligible Earnings	Target Bonus%	Target Bonus	Financial Co/Div/SBU Achievement	Final Reward
John	$75,000	15%	$11,250	105%	$11,813

Payments under the Plan will be made as soon as reasonably practicable. Payment is anticipated to be made before March 15, 2007, but payment in no event will be made after 2007. ProQuest I&L has the right to withhold from any bonus compensation paid under this Plan all applicable taxes, as required by law, and deductions.

The Participant must be employed by ProQuest Information & Learning through the last day of the fiscal year to receive any 2006 bonus reward. If the Participant voluntarily terminates employment prior to the last day of the fiscal year, he/she is not eligible for an incentive reward under this Plan. However, bonus compensation under this Plan may be paid on a pro-rata basis if the Participant terminates employment before year-end due to retirement after attaining 55 years of age and 7 years of service, permanent and/or total disability (as defined under ProQuest Company’s long-term disability plan), or death. Bonuses may also be paid pro-rata in cases of involuntary termination if the Participant qualifies for payments under the ProQuest Company Separation Benefits policy or terms of an employment agreement (including but not limited to signing of a release in a form satisfactory to ProQuest Company). Pro-rata payments will be made based on full-year results using the evaluation method described above and paid at the same time other fiscal 2006 bonuses, if any, are paid.

Special rules apply in lieu of the rules described above if the Committee determines in its sole discretion that there has been a change in the ownership or control of ProQuest Company or one of its operating business units that employs the Participant. If applicable, pro-rata payments will be made based on performance against plan year-to-date achievement. Payment will be made promptly in connection with any such transaction. A Participant who is entitled to a pro-rata payment due to a qualifying termination of employment as described above will instead receive payment under this paragraph with the pro-rata amount being based on his/her actual number of days of employment with ProQuest Company and its affiliates during 2006.

A Participant transferring to another position within the Company or one of its affiliates before August 1 will have his/her incentive reward evaluated based on the new position’s objectives and results. A Participant transferring after August 1 will have his/her reward evaluated based on the old position’s objectives and results, or on a blended approach. The hiring manager for the new position should clarify the approach upon hire.

PLAN ADMINISTRATION

The Plan is administered by the Committee and ProQuest Information & Learning. Participants may not rely on any written or oral statement regarding this Plan by anyone other than by the Committee, ProQuest Company’s Chief Executive Officer or its Senior Vice President of Human Resources. The Committee reserves the right to modify or terminate this Plan for business or economic reasons, without obligation or liability of any nature, at any time. All interpretations and decisions regarding payments under the Plan shall be made by the Committee in its sole discretion and all decisions of the Committee shall be final.

A Participant’s eligibility for discretionary compensation under this Plan is subject to compliance with all Company and Division policies.

CLAIMS

Any dispute or claim under this Plan must be made in writing to ProQuest Company’s Senior Vice President of Human Resources, within 30 days after the earlier of: (1) the date the Participant is notified of the decision to pay or not pay compensation under the Plan, or (2) the date the Participant becomes aware of any questions, dispute or claim. Any objection, dispute, or claim not made at this time will be deemed to have been waived.

EMPLOYMENT AT WILL

A Participant’s employment with ProQuest Information & Learning is “at will” and this Plan should not be construed as a guarantee of employment or of the right to be retained in the service of the ProQuest I&L.

2006 I&L Higher Ed/Library Bonus Scales

Skip Prichard

		2006 Targets (000s)
Division/ Measures	2006 Weight	20%	50%	75%	85%	100%	125%	150%	200%
I&L Higher Ed/Library
Revenue	20%	220,000	228,127	234,899	237,608	241,671	246,671	251,671	256,671
EBIT	40%	(14,100)	(11,000)	(7,902)	(6,300)	(4,186)	(1,389)	1,407	7,000
Cash Flow
(includes H-Ed & K12)	40%	1,000	2,000	3,000	3,387	4,094	5,846	7,597	11,100

	100%

Notes:

EBIT 20% payout level must be achieved before any payouts are earned, including payouts on Revenue and Cash Flow.

EBIT 75% payout level must be achieved to earn payouts of 75% or greater, including payouts on Revenue and Cash Flow.

EBIT 150% payout level must be achieved to earn payouts of 150% or greater, including payouts on Revenue and Cash Flow.

Given the degree of difficulty in achieving the bonus target, the Committee has agreed to exercise discretion for a small number of individuals, including you, recognizing superior contribution toward achieving results.

If sale of substantially all of the assets of I&L occurs as defined in your agreement dated August 7, 2006, payout will be the greater of year to date performance based on the scale above or the scale below based on purchase price.

	2006 Payout Percentages and Achievement Levels (000s)
Division/ Measures	20%	50%	75%	85%	100%	125%	150%	200%
I&L Sale (in thousands)
Sale Price	$50,000	75,000	85,000	100,000	125,000	150,000	175,000	200,000

Note: Payment for the 2006 plan year is guaranteed to be at a minimum 100% of participant’s target bonus. All payments above the guarantee amount are subject to the discretion of the Compensation Committee.